                                                                    Exhibit 99.1

                            Form 4 Joint Filer Information

Name:                                   Nokomis Capital, L.L.C.

Address:                                2305 Cedar Springs Rd.
                                        Suite 420
                                        Dallas, TX 75201

Date of Event Requiring Statement:      06/10/2020